QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.1

AGREEMENT

        THIS AGREEMENT (the "Agreement") effective as of the 14th day of December, 2004, executed by and between J. Brad Hall, a resident of Whistler, British Columbia (the "Buyer") and Alex Kaplun, a resident of Toronto, Ontario, Canada (the "Seller").

        WHEREAS, the Seller is the sole officer and director of DTG Industries, Inc., a Florida corporation (the "Company") (Symbol: DTGJ); and

        WHEREAS, the Seller has agreed to transfer and convey control of the Company to the Buyer upon the terms and conditions, and for the consideration, set forth herein;

        NOW, THEREFORE, the parties hereby agree as follows:

1.
Effective as of the date hereof (or such other date as may be designated by the parties), the Seller shall appoint and designate the Buyer (or any individual designated by the Buyer) as a member of the Board of Directors of the Company. Simultaneously therewith, the Buyer shall deliver the cash consideration set forth on Annex A hereto, and the Seller shall resign as a member of the Board of Directors of the Company. The Buyer shall then be the sole member of the Board of Directors.

2.
The Seller represents and warrants, to the best of his knowledge, that there are no undisclosed liabilities or obligations relating to the Company, and that there are no claims, expenses or other matters that could have an adverse material effect on the Company.

3.
The Seller represents and warrants that he has the legal right to convey and transfer control of the Company to the Buyer.

4.
The Seller represents and warrants that the Company is in good standing in the State of Delaware and, to the best of his knowledge, there are no proceedings or other matters pending before the NASDAQ or any governmental agency, or facts or conditions that would prohibit or inhibit the transaction contemplated by this Agreement.

5.
The Seller agrees to indemnify and hold harmless the Buyer with respect to any breaches, defaults or misrepresentations relating to this Agreement.

6.
The Seller agrees to execute and deliver to the buyer such further documentations as may be necessary to effectuation this transaction.

EXECUTED AS OF THE DATE SET FORTH ABOVE.

/s/ J. BRADLEY HALL J. Brad Hall	/s/ ALEX KAPLUN Alex Kaplun

ANNEX A (Hall-Kaplun Agreement)

        The consideration to be delivered by the Buyer to the Seller is $150,000 cash. Of such amount, $25,000 shall be delivered to the Buyer's designated attorney upon the execution of this Agreement, to be held in trust. The remaining $125,000 (together with the $25,000 deposit) shall be delivered to the Seller when the Buyer has obtained a new trading symbol (from NASDAQ) and a new CUSIP number.

QuickLinks

  Exhibit 10.1
AGREEMENT
ANNEX A (Hall-Kaplun Agreement)